Exhibit 1

                 Agreement to File One Statement on Schedule 13D

         Pursuant to Rule 13d-1(f)(1)(iii) of the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this
Exhibit is attached is filed on behalf of each of the undersigned.

                              HENG FUNG HOLDINGS COMPANY LIMITED
                              a Hong Kong corporation
Date: March 3, 1998
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                              By /s/ Fai H. Chan
                                ----------------------------------------------
                                 Fai H. Chan, Chairman and Managing Director


                              /s/ Fai H. Chan
                              -------------------------------------------------
                              Fai H. Chan, Individually


                              HENG FUNG CAPITAL [S] PRIVATE LIMITED
                              a Singapore corporation



                              By /s/ Fai H. Chan
                                ----------------------------------------------
                                 Fai H. Chan, Chairman and Managing Director


                              HENG FUNG FINANCE COMPANY LIMITED
                              a Hong Kong corporation



                              By /s/ Fai H. Chan
                                ----------------------------------------------
                                 Fai H. Chan, Chairman and Managing Director